FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATIONS

Attached is a form for filing ***Articles of Amendment*** to amend the articles of incorporation of a ***Florida Profit Corporation*** pursuant to section 607.1006, Florida Statutes. This is a basic amendment form and may not satisfy all statutory requirements for amending.

A corporation can amend or add as many articles as necessary in one amendment.

- The original incorporators cannot be amended.
- If amending the name of the corporation, the new name must be distinguishable on the records of the Florida Department of State. A preliminary search for name availability can be made through the Division's website at www.sunbiz.org. You are responsible for any name infringement that may result from your corporate name selection.
- If amending the registered agent, the new agent must sign accepting the appointment and state that he/she is familiar with the obligations of the position.
- If amending/adding officers/directors, list titles and addresses for each officer/director.
- If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation.

If a section is not being amended, enter N/A or Not Applicable.
The document must be typed or printed and must be legible.

Pursuant to section 607.0123, Florida Statutes, a delayed effective date may be specified but may not be later than the 90th day after the date on which the document is filed.

Filing Fee	**$35.00** (Includes a letter of acknowledgment)
Certified Copy (optional)	**$8.75**
Certificate of Status (optional)	**$8.75**

Send one check in the total amount made payable to the Florida Department of State.

Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

<u>**Mailing Address**</u>	<u>**Street Address**</u>
Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	The Centre of Tallahassee
Tallahassee, FL 32314	2415 N. Monroe Street, Suite 810
	Tallahassee, FL 32303

For further information you may call the Amendment Section at (850) 245-6050

CR2E011 (1/20)

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Cuentas Inc.

DOCUMENT NUMBER: P05000130265

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Michael De Prado
Name of Contact Person

Cuentas Inc.
Firm/ Company

19 W. Flagler St., Suite 902
Address

Miami, FL 33130
City/ State and Zip Code

michael@cuentas.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Michael De Prado at (954) 870-2032

Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☒ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Amendment
to
Articles of Incorporation
of

Cuentas Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P05000130265

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________________

____
(Florida street address)

New Registered Office Address: ______________________________, Florida______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
2) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
3) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
4) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
5) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
6) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

The board of directors of the Corporation (the "Board") duly adopted, by written consent on the 12th day of November, 2020 in accordance with Section 607.0821 of the FBCA, a resolution proposing and declaring advisable an amendment to its Articles of Incorporation to effect a reverse stock split of the Company's common stock, $0.001 par value per share (the "Common Stock") at a ratio of not less than one-for-one and a half (1:1.5) and not more than one-for-three (1:3) to be determined by the Board in its discretion, without any further action by shareholders, or to not proceed with a reverse stock split if it determines that a reverse stock split is no longer in the best interest of the Company and its shareholders, which such resolution was approved by the shareholders of the Corporation on the 12th day of November, 2020 by written consent signed by shareholders holding at least a majority of the voting power in accordance with Section 607.0704 of the FBCA.
That upon effectiveness of this Certificate of Amendment (the "Split Effective Time"), each share of Common Stock issued and outstanding immediately prior to Split Effective Time shall be automatically changed and reclassified into a smaller number of shares such that each two and one-half (2.5) shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such shareholders' old stock certificate. No shareholders will receive cash in lieu of fractional shares.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date <u>if applicable</u>: 6:00 a.m. Eastern Time on February 2, 2021

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

Dated Jan. 27, 2021

Signature /s/Arik Maimon

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Arik Maimon

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)